Exhibit 99.2

News Release

FOR IMMEDIATE RELEASE

Contacts:	Media Relations:	Investor Relations:
	Sheri Woodruff	John Roselli
	610-893-9555 Office	610-893-9559 Office
	609-933-9243 Mobile	john.roselli@tycoelectronics.com
	swoodruff@tycoelectronics.com	Keith Kolstrom
610-893-9551 Office
keith.kolstrom@tycoelectronics.com

TYCO ELECTRONICS UPDATES RECORD DATE FOR QUARTERLY DIVIDEND

PEMBROKE, Bermuda—Sept. 27, 2007—Tyco Electronics Ltd. (NYSE: TEL; BSX: TEL) has updated the record date for its quarterly cash dividend from Oct. 1, 2007 to Oct. 2, 2007.

ABOUT TYCO ELECTRONICS

Tyco Electronics Ltd. is a leading global provider of engineered electronic components, network solutions and wireless systems, with 2006 sales of US$12.8 billion to customers in more than 150 countries.  We design, manufacture and market products for customers in industries from automotive, appliances and aerospace and defense to telecommunications, computers and consumer electronics.  With over 8,000 engineers and worldwide manufacturing, sales and customer service capabilities, Tyco Electronics’ commitment is our customers’ advantage.  More information on Tyco Electronics can be found at www.tycoelectronics.com.

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